For further information contact:
John W. Bordelon, Chairman of the Board and CEO
(337) 237-1960

Release Date:	July 20, 2026
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2026 SECOND QUARTER RESULTS
AND INCREASES QUARTERLY DIVIDEND BY 3%

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the second quarter of 2026. For the quarter, the Company reported net income of $11.6 million, or $1.48 per diluted common share (“diluted EPS”), up $255,000 from $11.4 million, or $1.45 diluted EPS, for the first quarter of 2026.

“Financial performance remained strong, with ROA of 1.31% and an eight-basis-point NIM expansion to 4.24% for the quarter,” said John W. Bordelon, Chief Executive Officer of the Company and the Bank. “We saw healthy loan growth during the second quarter after a slow start to the year. Deposit growth continues to build momentum, and our loan-to-deposit ratio is at our target of 91%. In July, we celebrate Home Bank’s 118th anniversary and announced Darren E. Guidry as the new President of the Company and the Bank, continuing our commitment to our customers and employees.”

“I am honored to continue the direction set by John Bordelon,” said Darren E. Guidry, President of the Company and the Bank. “We continue to proactively identify and resolve problem loans as quickly as possible. While criticized loans increased during the quarter, we do not anticipate any sizable losses. As we move forward in 2026, we remain focused at all levels on maintaining our momentum and creating shared success for our customers, shareholders, and communities.”

Second Quarter 2026 Highlights

~~•~~Loans totaled $2.8 billion at June 30, 2026, up $50.7 million, or 1.9% (an increase of 7% on an annualized basis), from March 31, 2026.

•Deposits totaled $3.1 billion at June 30, 2026, up $42.1 million, or 1.4% (an increase of 6% on an annualized basis), from March 31, 2026. Core deposits increased $46.6 million, or 2.0% (an increase of 8% on an annualized basis), during the second quarter of 2026 to $2.3 billion.

~~•~~Net interest income in the second quarter of 2026 totaled $35.8 million, up $1.3 million, or 4%, from the prior quarter.

•The net interest margin ("NIM") was 4.24% in the second quarter of 2026 compared to 4.16% in the first quarter of 2026, primarily due to an increase in average interest-bearing assets with higher yields, which outpaced average interest-bearing liabilities during the quarter.

•Nonperforming assets totaled $39.2 million, or 1.09% of total assets, at June 30, 2026, compared to $39.9 million, or 1.12% of total assets, at March 31, 2026. The decrease in nonperforming assets is primarily due to payoffs and paydowns during the quarter, partially offset by modest additions from loans that migrated to nonaccrual status during the second quarter of 2026.

•The Company recorded a $762,000 provision to the allowance for loan losses in the second quarter of 2026, compared to a $922,000 provision in the first quarter of 2026, primarily due to loan growth and shift in the loan mix during the quarter.

Loans

Loans totaled $2.8 billion at June 30, 2026, up $50.7 million, or 1.9%, from March 31, 2026. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from March 31, 2026 through June 30, 2026.

(dollars in thousands)	6/30/2026	3/31/2026	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$475,602	$476,079	$(477)	—%
Home equity loans and lines	90,529	91,550	(1,021)	(1)
Commercial real estate	1,215,828	1,182,501	33,327	3
Construction and land	323,541	340,057	(16,516)	(5)
Multi-family residential	197,624	179,982	17,642	10
Total real estate loans	2,303,124	2,270,169	32,955	1
Other loans:
Commercial and industrial	446,352	428,075	18,277	4
Consumer	29,414	29,902	(488)	(2)
Total other loans	475,766	457,977	17,789	4
Total loans	$2,778,890	$2,728,146	$50,744	2%

The average loan yield was 6.46% for the second quarter of 2026, up 5 basis points from the first quarter of 2026. We experienced growth in commercial real estate, commercial and industrial, and multi-family loans, which were partially offset by declines in construction and land loans for the second quarter, across most of our markets.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $39.2 million, or 1.09% of total assets, at June 30, 2026, down $692,000, or 2%, from $39.9 million, or 1.12% of total assets, at March 31, 2026. The decrease in NPAs during the second quarter of 2026 was primarily driven by loan paydowns and payoffs during the quarter, partially offset by modest additions from loans that migrated to nonaccrual status during the second quarter of 2026. During the second quarter of 2026, the Company recorded net loan charge-offs of $448,000, compared to net loan charge-offs of $384,000 during the first quarter of 2026.

The Company provisioned $762,000 to the allowance for loan losses in the second quarter of 2026. At June 30, 2026, the allowance for loan losses totaled $34.0 million, or 1.22% of total loans, compared to $33.7 million, or 1.23% of total loans, at March 31, 2026. Provisions to the allowance for loan losses are based upon, among other factors, our estimation of current expected losses in our loan portfolio, which we evaluate on a quarterly basis. Changes in expected losses consider various factors including the changing economic activity, borrower specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

The following tables present the Company’s loan portfolio by credit quality classification as of June 30, 2026 and March 31, 2026.

	June 30, 2026
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$468,132	$—	$7,470	$475,602
Home equity loans and lines	89,820	—	709	90,529
Commercial real estate	1,162,045	19,973	33,810	1,215,828
Construction and land	314,811	1,826	6,904	323,541
Multi-family residential	194,864	1,166	1,594	197,624
Commercial and industrial	424,029	3,946	18,377	446,352
Consumer	29,389	—	25	29,414
Total	$2,683,090	$26,911	$68,889	$2,778,890

	March 31, 2026
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$466,688	$—	$9,391	$476,079
Home equity loans and lines	90,201	807	542	91,550
Commercial real estate	1,139,345	9,478	33,678	1,182,501
Construction and land	326,382	863	12,812	340,057
Multi-family residential	178,388	—	1,594	179,982
Commercial and industrial	424,633	—	3,442	428,075
Consumer	29,861	—	41	29,902
Total	$2,655,498	$11,148	$61,500	$2,728,146

Investment Securities

The Company's investment securities portfolio totaled $409.1 million at June 30, 2026, an increase of $22.9 million, or 6%, from March 31, 2026. At June 30, 2026, the Company had a net unrealized loss position on its investment securities of $25.0 million, compared to a net unrealized loss of $24.0 million at March 31, 2026. The Company’s investment securities portfolio had an effective duration of 3.4 years at June 30, 2026 and March 31, 2026. During the second quarter of 2026, the Company made securities purchases of $39.3 million, compared to $21.5 million during the first quarter of 2026. The Company had no securities sales during the second quarter of 2026 and first quarter of 2026.

The following table summarizes the composition of the Company's investment securities portfolio at June 30, 2026.

(dollars in thousands)	Amortized Cost	Fair Value
Available for sale:
U.S. agency mortgage-backed	$317,940	$299,440
Collateralized mortgage obligations	47,421	46,401
Municipal bonds	52,806	47,789
U.S. government agency	10,464	9,952
Corporate bonds	5,000	5,000
Total available for sale	$433,631	$408,582
Held to maturity:
Municipal bonds	$530	$531
Total held to maturity	$530	$531

Approximately 34% of the investment securities portfolio was pledged as of June 30, 2026 to secure public deposits. The Company had $139.9 million of securities pledged to secure public deposits at June 30, 2026 and March 31, 2026.

Deposits

Total deposits were $3.1 billion at June 30, 2026, up $42.1 million, or 1%, from March 31, 2026. Core deposits or non-maturity deposits increased $46.6 million, or 2%, during the second quarter of 2026 to $2.3 billion. The following table summarizes the changes in the Company’s deposits from March 31, 2026 to June 30, 2026.

(dollars in thousands)	6/30/2026	3/31/2026	Increase (Decrease)
Demand deposits	$835,118	$830,030	$5,088	1%
Savings	197,412	202,058	(4,646)	(2)
Money market	571,474	543,120	28,354	5
NOW	727,839	710,071	17,768	3
Certificates of deposit	737,040	741,502	(4,462)	(1)
Total deposits	$3,068,883	$3,026,781	$42,102	1%

The average rate on interest-bearing deposits decreased 1 basis points from 2.29% for the first quarter of 2026 to 2.28% for the second quarter of 2026. At June 30, 2026, certificates of deposit maturing within the next 12 months totaled $714.7 million, or 97%, of total certificates of deposit.

The total amounts of our uninsured deposits (deposits in excess of $250,000, as calculated in accordance with FDIC regulations) were $959.4 million at June 30, 2026 and $919.7 million at March 31, 2026. Public funds in excess of the FDIC insurance limits are fully collateralized.

Net Interest Income

NIM increased 8 basis points from 4.16% for the first quarter of 2026 to 4.24% for the second quarter of 2026, primarily due to an increase in average interest-bearing assets with higher yields, which outpaced average interest-bearing liabilities during the quarter.

The average cost of interest-bearing deposits decreased by 1 basis points in the second quarter of 2026 compared to the first quarter of 2026, primarily due to a shift in the mix of average balance of interest-bearing deposits.

Average other interest-earning assets were $158.2 million for the second quarter of 2026, down $10.5 million, or 6%, from the first quarter of 2026, primarily due to a decrease in the average balance of cash and cash equivalents.

Average FHLB advances decreased $1.9 million, or 100%, in the second quarter from the first quarter of 2026 due to paydowns of FHLB advances.

Loan accretion income from acquired loans totaled $201,000 for the second quarter of 2026, up $12,000, or 6%, from the first quarter of 2026.

Noninterest Income

Noninterest income for the second quarter of 2026 totaled $3.9 million, up $181,000, or 5%, from the first quarter of 2026. The increase was related primarily to bank card fees (up $124,000) and other income (up $85,000), which were partially offset by a decrease in service fees and charges (down $30,000) for the second quarter of 2026 compared to the first quarter of 2026.

Noninterest Expense

Noninterest expense for the second quarter of 2026 totaled $24.6 million, up $1.6 million, or 7%, from the first quarter of 2026. The increase was primarily related to compensation and benefits expense (up $1.3 million), foreclosed assets, net (up $331,000), and occupancy expense (up $185,000), which were partially offset by a decrease in other expenses (down $228,000) during the second quarter of 2026.

Capital

At June 30, 2026, shareholders’ equity totaled $453.5 million, up $9.0 million, or 2%, compared to $444.4 million at March 31, 2026. The increase was primarily due to the Company’s earnings of $11.6 million, which was partially offset by an increase in the accumulated other comprehensive loss on available for sale investment securities during the second quarter of 2026 and shareholder dividends. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 12.11% and 15.61%, respectively, at June 30, 2026, compared to 12.11% and 15.65%, respectively, at March 31, 2026.

Dividend and Share Repurchases

The Company announces that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.32 per share (an increase of 3% from the previous quarterly cash dividend) payable on August 14, 2026, to shareholders of record as of August 3, 2026.

The Company repurchased 2,720 shares of its common stock during the second quarter of 2026 at an average price per share of $66.19. An additional 383,170 shares remain eligible for purchase under the 2025 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $57.63 and $47.02, respectively, at June 30, 2026.
Conference Call

Executive management will host a conference call to discuss second quarter 2026 results on Tuesday, July 21, 2026 at 10:30 a.m. CDT. Analysts, investors and interested parties may attend the conference call by dialing toll free 1.646.357.8785 (US Local/International) or 1.800.836.8184 (US Toll Free). The investor presentation can be accessed on the day of the presentation on the Home Bancorp, Inc. website at https://home24bank.investorroom.com.

A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Reported net income	$11,615	$11,360	$11,411	$12,357	$11,330
Add: Core deposit intangible amortization, net tax	166	185	203	212	213
Non-GAAP tangible income	$11,781	$11,545	$11,614	$12,569	$11,543

Total assets	$3,603,193	$3,554,643	$3,492,626	$3,494,074	$3,491,455
Less: Intangible assets	83,513	83,723	83,957	84,214	84,482
Non-GAAP tangible assets	$3,519,680	$3,470,920	$3,408,669	$3,409,860	$3,406,973

Total shareholders’ equity	$453,457	$444,410	$435,094	$423,044	$408,818
Less: Intangible assets	83,513	83,723	83,957	84,214	84,482
Non-GAAP tangible shareholders’ equity	$369,944	$360,687	$351,137	$338,830	$324,336

Return on average equity	10.34%	10.41%	10.52%	11.78%	11.24%
Add: Average intangible assets	2.54	2.64	2.79	3.24	3.24
Non-GAAP return on average tangible common equity	12.88%	13.05%	13.31%	15.02%	14.48%

Common equity ratio	12.58%	12.50%	12.46%	12.11%	11.71%
Less: Intangible assets	2.07	2.11	2.16	2.17	2.19
Non-GAAP tangible common equity ratio	10.51%	10.39%	10.30%	9.94%	9.52%

Book value per share	$57.63	$56.73	$55.56	$54.05	$52.36
Less: Intangible assets	10.61	10.69	10.72	10.76	10.82
Non-GAAP tangible book value per share	$47.02	$46.04	$44.84	$43.29	$41.54

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025 describes some of these factors, including risk elements in the loan portfolio, risks related to our deposit activities, the level of the allowance for credit losses, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Assets
Cash and cash equivalents	$188,224	$223,484	$141,605	$189,324	$112,595
Investment securities available for sale, at fair value	408,582	385,729	391,448	383,340	393,462
Investment securities held to maturity	530	530	1,065	1,065	1,065
Mortgage loans held for sale	1,566	1,558	1,558	1,932	1,305
Loans, net of unearned income	2,778,890	2,728,146	2,744,023	2,705,895	2,764,538
Allowance for loan losses	(33,994)	(33,680)	(33,142)	(32,827)	(33,432)
Total loans, net of allowance for loan losses	2,744,896	2,694,466	2,710,881	2,673,068	2,731,106
Office properties and equipment, net	51,538	50,502	48,995	45,223	45,216
Cash surrender value of bank-owned life insurance	50,131	49,842	49,557	49,269	48,981
Goodwill and core deposit intangibles	83,513	83,723	83,957	84,214	84,482
Accrued interest receivable and other assets	74,213	64,809	63,560	66,639	73,243
Total Assets	$3,603,193	$3,554,643	$3,492,626	$3,494,074	$3,491,455

Liabilities
Deposits	$3,068,883	$3,026,781	$2,972,806	$2,975,503	$2,908,234
Other Borrowings	—	—	—	5,539	5,539
Subordinated debt, net of issuance cost	54,784	54,729	54,675	54,621	54,567
Federal Home Loan Bank advances	—	—	3,024	3,059	88,196
Accrued interest payable and other liabilities	26,069	28,723	27,027	32,308	26,101
Total Liabilities	3,149,736	3,110,233	3,057,532	3,071,030	3,082,637

Shareholders' Equity
Common stock	79	78	78	78	78
Additional paid-in capital	171,234	169,995	168,963	168,016	166,576
Common stock acquired by benefit plans	(803)	(893)	(982)	(1,071)	(1,160)
Retained earnings	302,171	293,554	284,834	275,912	265,817
Accumulated other comprehensive loss	(19,224)	(18,324)	(17,799)	(19,891)	(22,493)
Total Shareholders' Equity	453,457	444,410	435,094	423,044	408,818
Total Liabilities and Shareholders' Equity	$3,603,193	$3,554,643	$3,492,626	$3,494,074	$3,491,455

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Interest Income
Loans, including fees	$45,001	$43,717	$45,287	$88,718	$89,319
Investment securities	2,804	2,560	2,596	5,364	5,260
Other investments and deposits	1,414	1,463	746	2,877	1,251
Total interest income	49,219	47,740	48,629	96,959	95,830
Interest Expense
Deposits	12,569	12,406	13,142	24,975	25,764
Other borrowings	—	—	53	—	106
Subordinated debt expense	845	845	844	1,690	1,689
Federal Home Loan Bank advances	—	7	1,239	7	3,171
Total interest expense	13,414	13,258	15,278	26,672	30,730
Net interest income	35,805	34,482	33,351	70,287	65,100
Provision for loan losses	762	922	489	1,684	883
Net interest income after provision for loan losses	35,043	33,560	32,862	68,603	64,217
Noninterest Income
Service fees and charges	1,407	1,437	1,345	2,844	2,654
Bank card fees	1,718	1,594	1,750	3,312	3,328
Gain on sale of loans, net	229	230	114	459	491
Income from bank-owned life insurance	289	285	282	574	560
(Loss) gain on sale of assets, net	(1)	—	(2)	(1)	7
Other income	277	192	227	469	685
Total noninterest income	3,919	3,738	3,716	7,657	7,725
Noninterest Expense
Compensation and benefits	15,036	13,714	13,322	28,750	25,974
Occupancy	2,614	2,429	2,513	5,043	5,074
Marketing and advertising	522	494	461	1,016	890
Data processing and communication	2,655	2,629	2,628	5,284	5,270
Professional fees	417	401	396	818	801
Forms, printing and supplies	179	219	203	398	403
Franchise and shares tax	340	340	483	680	959
Regulatory fees	460	462	502	922	1,018
Foreclosed assets, net	385	54	419	439	646
Amortization of acquisition intangible	210	234	269	444	562
Reversal for credit losses on unfunded commitments	—	—	(970)	—	(970)
Other expenses	1,736	1,964	2,181	3,700	3,359
Total noninterest expense	24,554	22,940	22,407	47,494	43,986
Income before income tax expense	14,408	14,358	14,171	28,766	27,956
Income tax expense	2,793	2,998	2,841	5,791	5,662
Net income	$11,615	$11,360	$11,330	$22,975	$22,294

Earnings per share - basic	$1.49	$1.47	$1.47	$2.96	$2.85

Earnings per share - diluted	$1.48	$1.45	$1.45	$2.93	$2.82

Cash dividends declared per common share	$0.31	$0.31	$0.27	$0.62	$0.54

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
EARNINGS DATA
Total interest income	$49,219	$47,740	$48,629	$96,959	$95,830
Total interest expense	13,414	13,258	15,278	26,672	30,730
Net interest income	35,805	34,482	33,351	70,287	65,100
Provision for loan losses	762	922	489	1,684	883
Total noninterest income	3,919	3,738	3,716	7,657	7,725
Total noninterest expense	24,554	22,940	22,407	47,494	43,986
Income tax expense	2,793	2,998	2,841	5,791	5,662
Net income	$11,615	$11,360	$11,330	$22,975	$22,294

AVERAGE BALANCE SHEET DATA
Total assets	$3,564,832	$3,532,181	$3,474,762	$3,548,597	$3,462,187
Total interest-earning assets	3,341,316	3,310,674	3,261,733	3,326,080	3,251,235
Total loans	2,762,370	2,734,651	2,764,065	2,748,587	2,754,691
Total interest-bearing deposits	2,208,807	2,196,539	2,087,781	2,202,707	2,063,367
Total interest-bearing liabilities	2,263,561	2,253,149	2,261,916	2,258,384	2,270,592
Total deposits	3,029,628	3,002,477	2,863,683	3,016,127	2,818,241
Total shareholders' equity	450,365	442,610	404,367	446,509	403,938

PER SHARE DATA
Earnings per share - basic	$1.49	$1.47	$1.47	$2.96	$2.85
Earnings per share - diluted	1.48	1.45	1.45	2.93	2.82
Book value at period end	57.63	56.73	52.36	57.63	52.36
Tangible book value at period end	47.02	46.04	41.54	47.02	41.54
Shares outstanding at period end	7,868,139	7,833,804	7,808,421	7,868,139	7,808,421
Weighted average shares outstanding
Basic	7,768,468	7,740,765	7,707,423	7,754,693	7,827,781
Diluted	7,853,358	7,826,764	7,781,021	7,840,135	7,903,239

SELECTED RATIOS (1)
Return on average assets	1.31%	1.30%	1.31%	1.31%	1.30%
Return on average equity	10.34	10.41	11.24	10.38	11.13
Common equity ratio	12.58	12.50	11.71	12.58	11.71
Efficiency ratio (2)	61.81	60.02	60.45	60.93	60.40
Average equity to average assets	12.63	12.53	11.64	12.58	11.67
Tier 1 leverage capital ratio (3)	12.11	12.11	11.47	12.11	11.47
Total risk-based capital ratio (3)	15.61	15.65	14.66	15.61	14.66
Net interest margin (4)	4.24	4.16	4.04	4.20	3.98

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	10.51%	10.39%	9.52%	10.51%	9.52%
Return on average tangible common equity (6)	12.88	13.05	14.48	12.97	14.37

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Three Months Ended
	6/30/2026			3/31/2026			6/30/2025
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,762,370	$45,001	6.46%	$2,734,651	$43,717	6.41%	$2,764,065	$45,287	6.50%
Investment securities (TE)(1)	420,771	2,804	2.68	407,308	2,560	2.53	426,601	2,596	2.45
Other interest-earning assets	158,175	1,414	3.59	168,715	1,463	3.52	71,067	746	4.21
Total interest-earning assets	$3,341,316	$49,219	5.85%	$3,310,674	$47,740	5.78%	$3,261,733	$48,629	5.92%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,471,806	$6,297	1.72%	$1,431,639	$5,809	1.65%	$1,296,541	$5,531	1.71%
Certificates of deposit	737,001	6,272	3.41	764,900	6,597	3.50	791,240	7,611	3.86
Total interest-bearing deposits	2,208,807	12,569	2.28	2,196,539	12,406	2.29	2,087,781	13,142	2.52
Other borrowings	—	—	—	—	—	—	5,572	53	3.84
Subordinated debt	54,754	845	6.17	54,702	845	6.18	54,540	844	6.20
FHLB advances	—	—	—	1,908	7	1.49	114,023	1,239	4.30
Total interest-bearing liabilities	$2,263,561	$13,414	2.38%	$2,253,149	$13,258	2.38%	$2,261,916	$15,278	2.71%
Noninterest-bearing deposits	$820,821			$805,938			$775,902
Net interest spread (TE)(1)			3.47%			3.40%			3.21%
Net interest margin (TE)(1)			4.24%			4.16%			4.04%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Six Months Ended
	6/30/2026			6/30/2025
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,748,587	$88,718	6.43%	$2,754,691	$89,319	6.46%
Investment securities (TE)(1)	414,077	5,364	2.61	433,043	5,260	2.45
Other interest-earning assets	163,416	2,877	3.55	63,501	1,251	3.97
Total interest-earning assets	$3,326,080	$96,959	5.82%	$3,251,235	$95,830	5.88%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,451,834	$12,105	1.68%	$1,301,544	$10,932	1.69%
Certificates of deposit	750,873	12,870	3.46	761,823	14,832	3.93
Total interest-bearing deposits	2,202,707	24,975	2.29	2,063,367	25,764	2.52
Other borrowings	—	—	—	5,556	106	3.86
Subordinated debt	54,728	1,690	6.17	54,512	1,689	6.20
FHLB advances	949	7	1.50	147,157	3,171	4.29
Total interest-bearing liabilities	$2,258,384	$26,672	2.38%	$2,270,592	$30,730	2.72%
Noninterest-bearing deposits	$813,420			$754,874
Net interest spread (TE)(1)			3.44%			3.16%
Net interest margin (TE)(1)			4.20%			3.98%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
CREDIT QUALITY (1)
Nonaccrual loans:
One- to four-family first mortgage	$6,423	$8,337	$6,531	$6,402	$6,272
Home equity loans and lines	709	542	531	1,008	1,033
Commercial real estate	10,092	10,837	9,011	10,016	7,669
Construction and land	5,277	12,812	15,367	9,847	6,103
Multi-family residential	1,281	1,281	1,281	973	916
Commercial and industrial	2,585	1,945	1,344	1,161	1,312
Consumer	25	41	46	60	35
Total nonaccrual loans	$26,392	$35,795	$34,111	$29,467	$23,340
Accruing loans 90 days or more past due	32	14	65	55	12
Total nonperforming loans	26,424	35,809	34,176	29,522	23,352
Foreclosed assets and ORE	12,786	4,093	1,929	1,384	2,077
Total nonperforming assets	$39,210	$39,902	$36,105	$30,906	$25,429

Nonperforming assets to total assets	1.09%	1.12%	1.03%	0.88%	0.73%
Nonperforming loans to total assets	0.73	1.01	0.98	0.84	0.67
Nonperforming loans to total loans	0.95	1.31	1.25	1.09	0.84

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses:
Beginning balance	$33,680	$33,142	$32,827	$33,432	$33,278
Provision (reversal) for loan losses	762	922	480	(229)	489
Charge-offs	(564)	(413)	(189)	(488)	(460)
Recoveries	116	29	24	112	125
Net charge-offs	(448)	(384)	(165)	(376)	(335)
Ending balance	$33,994	$33,680	$33,142	$32,827	$33,432

Reserve for unfunded lending commitments(2)
Beginning balance	$1,625	$1,625	$1,730	$1,730	$2,700
Reversal for losses on unfunded lending commitments	—	—	(105)	—	(970)
Ending balance	$1,625	$1,625	$1,625	$1,730	$1,730
Total allowance for credit losses	35,619	35,305	34,767	34,557	35,162

Total loans	$2,778,890	$2,728,146	$2,744,023	$2,705,895	$2,764,538
Total unfunded commitments	520,729	533,398	509,331	509,709	492,306

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025

Allowance for loan losses to nonperforming assets	86.70%	84.41%	91.79%	106.22%	131.47%
Allowance for loan losses to nonperforming loans	128.65	94.05	96.97	111.20	143.17
Allowance for loan losses to total loans	1.22	1.23	1.21	1.21	1.21
Allowance for credit losses to total loans	1.28	1.29	1.27	1.28	1.27

Year-to-date loan charge-offs	$(977)	$(413)	$(1,363)	$(1,174)	$(686)
Year-to-date loan recoveries	145	29	455	431	319
Year-to-date net loan charge-offs	$(832)	$(384)	$(908)	$(743)	$(367)
Annualized YTD net loan charge-offs to average loans	(0.06)%	(0.06)%	(0.03)%	(0.04)%	(0.03)%
(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.
(2)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.